UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 15, 2004

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


        Delaware                     1-15062                 13-4099534
        --------                    ---------                -----------
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)

                One Time Warner Center, New York, New York 10019
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                ---------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item  8.01  Other Events.

SEC and DOJ Investigations
--------------------------

     On December 15, 2004, Time Warner Inc. (the "Company" or "Time Warner") issued a press release announcing certain developments in the investigations that the Securities and Exchange Commission ("SEC") and the U.S. Department of Justice ("DOJ") have been conducting into the Company's accounting and disclosure practices, principally involving the Company's America Online business segment. In the press release, the Company announced that it and its subsidiary, America Online, Inc. ("AOL"), have reached a definitive agreement with the DOJ that resolves the DOJ's investigation of the Company. Time Warner also announced that it has proposed a settlement to the staff of the SEC that the staff has agreed, subject to agreement on appropriate documentation, to recommend to the SEC Commissioners. A copy of the press release is filed as
Exhibit 99.1 to this report and is incorporated herein by reference.

     DOJ Settlement

     In connection with the settlement with the DOJ, AOL has entered into a Deferred Prosecution Agreement with the DOJ, pursuant to which the DOJ will file a criminal complaint against AOL in the United States District Court for the Eastern District of Virginia (the "District Court") for the conduct of certain employees in connection with securities fraud by PurchasePro.com, but will defer prosecution of AOL. If AOL fulfills its obligations under the Deferred Prosecution Agreement, the DOJ will dismiss the criminal complaint filed against AOL in two years. The Deferred Prosecution Agreement also provides that AOL will not be prosecuted for conduct relating to certain transactions entered into from July 1, 1999, including transactions that were the subject of the DOJ or SEC investigations. Pursuant to a separate letter agreement between Time Warner and the DOJ, the DOJ has agreed not to prosecute Time Warner for the PurchasePro.com transactions or the other transactions covered by the Deferred Prosecution Agreement. The obligations of AOL and the Company are set forth in the Deferred Prosecution Agreement and the separate letter agreement, respectively, and are summarized in the press release.

     A copy of the Deferred Prosecution Agreement in the form filed with the District Court is filed as Exhibit 99.2 to this report and is incorporated herein by reference. A copy of the Letter Agreement between Time Warner and the DOJ is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

     Proposed SEC Settlement

     As reported in the press release, the Company has proposed a settlement to the staff of the SEC that the staff has agreed to recommend to the SEC Commissioners. The material terms of the proposed settlement are set forth in the press release, which is filed as Exhibit 99.1 to this report, and which is incorporated herein by reference. The settlement is subject to both agreement on appropriate documentation with the staff of the SEC and approval of the settlement by the SEC Commissioners.

     The Company's chief financial officer, controller and deputy controller have also proposed settlements to the SEC staff that the staff has agreed to recommend to the SEC Commissioners. The proposed settlements relate to the Company's accounting and disclosure of its transactions with Bertelsmann, A.G. Under these proposed settlements, the three officers would, without admitting or denying the allegations, agree to the entry of an administrative order that they cease and desist from any violations of certain reporting provisions of the securities laws. The proposed settlements would not result in any suspension, bar or penalties being imposed on the individuals, who will continue to work for the Company in their current capacities.


Item  9.01  Financial Statements and Exhibits.

Exhibit         Description
-------         -----------

99.1            Press release issued December 15, 2004 by Time Warner Inc.

99.2 Deferred Prosecution Agreement entered into December 15, 2004 between America Online, Inc., the United States Attorney's Office for the Eastern District of Virginia and the United States Department of Justice, Criminal Division

99.3 Letter Agreement dated December 15, 2004 between Time Warner Inc., the United States Attorney's Office for the Eastern District of Virginia and the United States Department of Justice, Criminal Division

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TIME WARNER INC.


                                     By:/s/ Richard D. Parsons
                                        ----------------------
                                     Name:  Richard D. Parsons
                                     Title: Chairman and Chief Executive Officer


  Date:  December 15, 2004

                                  EXHIBIT INDEX


Exhibit         Description
-------         -----------

99.1            Press release issued December 15, 2004 by Time Warner Inc.

99.2 Deferred Prosecution Agreement entered into December 15, 2004 between America Online, Inc., the United States Attorney's Office for the Eastern District of Virginia and the United States Department of Justice, Criminal Division

99.3 Letter Agreement dated December 15, 2004 between Time Warner Inc., the United States Attorney's Office for the Eastern District of Virginia and the United States Department of Justice, Criminal Division